UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)        June 22, 2006
                                                --------------------------------

                            City National Corporation
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

         1-10521                                           95-2568550
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(Commission File Number)                       (IRS Employer Identification No.)

                   City National Center
    400 North Roxbury Drive, Beverly Hills, California              90210
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         (Address of Principal Executive Offices)                 (Zip Code)

                                 (310) 888-6000
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.      REGULATION FD DISCLOSURE

Based on second-quarter results to date, City National Corporation now believes that earnings per share will grow at a rate of between 1 percent and 4 percent this year, as compared with 2005. The company's previously announced guidance for 2006 had called for growth of between 8 percent and 10 percent. Net interest income is increasing more slowly than expected, due principally to lower-than-anticipated deposit growth and higher funding costs.

Responding to the steady rise in short-term interest rates over the last two years, some of City National's business clients have shifted funds from core deposit accounts into higher-yielding accounts and instruments. A significant portion of these funds are still held or managed by City National's wealth management business, which offers a wide array of investment options. So far in the second quarter, the addition of mutual fund and brokerage assets has substantially exceeded the decline of low-cost deposit balances. Title and escrow balances, although higher than first-quarter levels, have grown more slowly than expected.

Typically, City National's core deposit balances subside in the first quarter and then grow throughout the rest of the year. That has not happened so far this year, so management has now revised its earnings estimates based on the view that its low-cost core deposit balances will remain on average at current levels through the rest of 2006.

Other aspects of City National's performance remain in line with management's expectations. California's economy is strong, and the company continues to add new clients. Loan balances and noninterest income continue to increase at a good pace. Credit quality remains excellent, and noninterest expense is growing at a very measured rate.

Management will discuss the company's performance and its outlook for the remainder of this year during a regularly scheduled conference call following the release of second-quarter financial results on Wednesday, July 9. A news release containing these results will be distributed electronically via Business Wire.

FORWARD-LOOKING STATEMENTS

This filing contains forward-looking statements about the company, for which the company claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are based on management's knowledge and belief as of today and include information concerning the company's possible or assumed future financial condition, and its results of operations, business and earnings outlook. These forward-looking statements are subject to risks and uncertainties. A number of factors, some of which are beyond the company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include (1) changes in interest rates, (2) significant changes in banking laws or regulations, (3) increased competition in the company's markets, (4) other-than-expected credit losses due to real estate cycles or other economic events, (5) earthquake or other natural disasters affecting the condition of real estate collateral, (6) the effect of acquisitions and integration of acquired businesses, and (7) the impact of changes in regulatory, judicial or legislative tax treatment of business transactions. Management cannot predict at this time the strength of the economy, and a slowing or reversal could adversely affect our performance in a number of ways including decreased demand for our products and services and increased credit losses. Likewise, changes in deposit interest rates, among other things, could slow the rate of growth or put pressure on current deposit levels. Forward-looking statements speak only as of the date they are made, and the company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance including the factors that influence earnings.

For a more complete discussion of these risks and uncertainties, see the company's Annual Report on Form 10-K for the year ended December 31, 2005 and particularly Part I, Item 1A, titled "Risk Factors."

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                CITY NATIONAL CORPORATION


June 22, 2006                                   /s/ Christopher J. Carey
                                                --------------------------------
                                                Christopher J. Carey
                                                Executive Vice President and
                                                Chief Financial Officer
                                                (Authorized Officer and
                                                Principal Financial Officer)